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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                   FORM 8-K




                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                        Date of Report:  August 2, 2001
                       (Date of earliest event reported)


                                   TIVO INC.
            (exact name of registrant as specified in its charter)

           Delaware            Commission File:
(State or other jurisdiction      000-27141                      77-0463167
     of incorporation or       ----------------     ------------------------------------
        organization)                               (I.R.S. Employer Identification No.)



                               2160 Gold Street
                                 P.O. Box 2160
                           Alviso, California 95002
         (Address of Principal executive offices, including zip code)

                                (408) 519-9100
                                --------------
             (Registrant's telephone number, including area code)

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ITEM 9.  REGULATION FD DISCLOSURE

     TiVo Inc. has issued the following press releases.

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Contacts:

Investor Relations:                                      Public Relations:
Ed Lockwood                                              Rebecca Baer
(408) 519-9345                                           (408) 519-9225
Email: ir@tivo.com                                       Email: Rebecca@tivo.com
       -----------                                              ----------------

            TiVo Receives Shareholder Support for Private Placement

San Jose, California, August 2, 2001 - As announced on July 24, 2001, TiVo is planning to raise $50 to $75 million in a private placement to accredited investors (see "TiVo Plans Private Placement Financing - July 24, 2001"). We recently received certifications from our eleven largest stockholders, representing approximately 57% of our outstanding voting securities, that if we were to hold a stockholders' meeting, they would vote in favor of the proposed transaction. As a result, the Nasdaq has determined that we have satisfied our stockholder approval obligations.

See below for the text of a letter we will distribute to stockholders today.

This press release contains forward-looking statements regarding a potential offering by TiVo Inc. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements.
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                                 August 2, 2001


                    NOTICE TO THE STOCKHOLDERS OF TIVO INC.

Ladies and Gentlemen:

     As we announced on July 24, 2001, we are planning to raise $50 to $75 million in a private placement to accredited investors (the "Private Placement").

     This proposed Private Placement may ultimately require us to issue common stock equal to 20% or more of our current common stock outstanding. In many such cases, the Nasdaq Stock Market's rules require that a company obtain approval from a majority of its stockholders, which typically requires the distribution of a proxy statement and the holding of a formal stockholders meeting prior to closing such a transaction.

     To avoid the expense and delay required to arrange such a meeting, we applied to Nasdaq for an exemption. We based our request on certifications from our eleven largest stockholders that, if we were to seek stockholder approval, each would vote in favor of the proposed Private Placement. These stockholders collectively represent approximately 57% of our outstanding voting securities. Additionally, our Audit Committee notified Nasdaq that it approved of the proposed Private Placement.

     On July 30, 2001, Nasdaq approved our request, subject to the distribution of both this notice and a description of the proposed Private Placement (see below).

                                           Very truly yours,

                                           /s/ Michael H. Ramsay

                                           Michael H. Ramsay
                                           Chief Executive Officer
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                   DESCRIPTION OF PROPOSED PRIVATE PLACEMENT


     We are planning to raise $50 to $75 million in a private placement of convertible notes and warrants. The notes would be convertible at any time prior to maturity at a price that we currently anticipate will be at a 15% to 20% premium above the closing price of our common stock on the day we price the proposed Private Placement (the "Initial Conversion Price"). The Initial Conversion Price may be subject to a one-time adjustment if, on the first anniversary of the closing of the proposed Private Placement, the average closing price per share of our common stock for the preceding ten trading days is less than the Initial Conversion Price. If that were to happen, the conversion price would be adjusted to the higher of such average closing price per share or a floor price of 75% of the closing price per share of our common stock on the day we price the proposed Private Placement.

     We currently anticipate that the number of shares of common stock underlying the warrants will equal 20% to 30% of the number of shares of common stock into which the notes are initially convertible. The exercise price for the warrants would be based on a premium above the closing price of our common stock on the day we price the proposed Private Placement.

     The actual number of shares into which the proposed Private Placement could initially convert depends on the closing price of our common stock on the day we price the proposed Private Placement and the conversion premium. Assuming yesterday's closing price of $6.70, a 15% conversion premium, 30% warrant coverage, and an aggregate principal amount of $75 million, the notes could convert into approximately 10 million shares of common stock. If all of the warrants are exercised for cash, the warrants would convert into approximately 3 million shares and generate additional proceeds. In the event that, at the one-year anniversary of the closing, our stock price is lower than the Initial Conversion Price, the notes could convert into a maximum of approximately 15 million shares. The exercise price of the warrants is not subject to adjustment based on our stock price. For each five percent our stock price is above $6.70 on the day we price the proposed Private Placement, the total number of shares into which the notes and warrants could convert decreases by approximately 4%. For each five percent our stock is below $6.70, the total number of shares into which the notes and warrants could convert increases by approximately 6%.
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                                                                       Contacts:

Investor Relations:                                      Public Relations:
Ed Lockwood                                              Rebecca Baer
(408) 519-9345                                           (408) 519-9225
Email: ir@tivo.com                                       Email: Rebecca@tivo.com

                 TiVo Updates Shareholders on Private Placement

San Jose, California, August 17, 2001 - As announced on July 24, 2001, TiVo Inc. (NASDAQ: TIVO) is planning a private placement to accredited investors (see "TiVo Plans Private Placement Financing" - July 24, 2001).

The Nasdaq Stock Market has requested that we update our stockholders on negotiations with potential investors in the proposed private placement (see "TiVo Receives Shareholder Support for Private Placement" - August 2, 2001). In accordance with that request, below is some additional information on the possible terms of the private placement:

  - We may commit to the new investors that if, during a portion of the term of the notes, we issue common stock or common stock equivalents at an effective per share price that is less than the conversion price of the notes in effect prior to such issuance, the conversion price of the notes will be reduced to the effective per share price for the newly issued securities.

  - We may commit to the new investors that the number of shares underlying the warrants will increase from a previously anticipated range of 20% to 30% of the total number of shares issuable upon conversion of the notes to 30% to 35% of such number of shares. We are also considering issuing an additional set of warrants to purchase an additional 60% to 75% of the total number of shares issuable upon conversion of the notes. In the event that all of these additional warrants were exercised, the Company could receive significant additional proceeds.

  - We may make the notes senior in right of payment to our other debt obligations.

The securities are being sold to accredited investors in reliance on Regulation D under the Securities Act of 1933. The offer and sale of the securities will not be, and have not been, registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities.

This press release contains forward-looking statements regarding a private placement by TiVo Inc. There is no assurance that the Company will complete the private placement on the anticipated terms or at all. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of TiVo Inc. to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements.

Forward-Looking Statements

     This Current Report on Form 8-K and the attached exhibits may contain forward-looking statements regarding our business, customers or other factors that may affect future earnings or financial results. Those statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance. These risks and uncertainties are more fully described in our Annual Report on Form 10-K for the period ended December 31, 2000, as amended, our Transition Report on Form 10-K for the one-month transition period ended January 31, 2001 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2001, each filed with the Securities and Exchange Commission.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TIVO INC.



Date:  August 17, 2001            By:    /s/ David H. Courtney
                                     ----------------------------------------
                                      David H. Courtney
                                      Chief Financial Officer and Sr. Vice
                                      President of Finance and Administration